UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2025

FibroBiologics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41934	86-3329066
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

455 E. Medical Center Blvd.

Suite 300

Houston, Texas 77598

(Address of principal executive offices and Zip Code)

(281) 671-5150

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	FBLG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2025, FibroBiologics, Inc. (the “Company”) announced that Jason D. Davis has been appointed as the Company’s Chief Financial Officer, effective as of June 9, 2025 (the “Effective Date”).

Mr. Davis, age 53, served as Chief Financial Officer at Virax Biolabs, a biotechnology company, between March 2022 and June 2025. From December 2019 to December 2021, Mr. Davis served as a vice president of finance of Durango Midstream LLC, a natural gas gathering, processing and marketing company. From February 2017 to November 2019, Mr. Davis served in various consulting roles including interim chief financial officer of Yuma Energy, Inc., a company which explores for and produces crude oil and natural gas, and a vice president of finance and treasurer of Hyperdynamics Corporation, an independent oil and gas exploration company. From June 2015 to January 2017, Mr. Davis served as the chief financial officer of Casa Exploration, LLC, an exploration & production company. Mr. Davis received a Bachelor of Business Administration degree in accounting from the University of Houston in 1997. Mr. Davis is a certified public accountant in Texas since 2004.

Mr. Davis does not have any family relationship with any of the Company’s executive officers or directors, nor has he engaged in any related party transaction with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

In connection with Mr. Davis’ appointment, we entered into an employment agreement with Mr. Davis, dated June 9, 2025 (the “Agreement”). Mr. Davis’ employment pursuant to the Agreement is “at-will” and is terminable by the Company for any reason with or without notice and by Mr. Davis for any reason with thirty (30) days’ written notice.

Pursuant to the Agreement, Mr. Davis is entitled to receive an initial base salary of $350,000. In addition, the Agreement provides that Mr. Davis is eligible to receive an annual performance bonus of up to 40% of his base salary, to be paid based on the achievement of company and/or individual performance goals. In connection with his entry into the Agreement, Mr. Davis was granted a stock option for 450,000 shares of the Company’s common stock (the “Options”) under the Company’s 2022 Stock Plan (the “Plan”), which vests as to 1/4 of the shares underlying the Options on the first anniversary of Mr. Davis’ date of hire and 1/48th per month thereafter, subject to continued employment through the applicable vesting date. The Options will be governed by the Company’s standard form of award agreement and the Plan. Pursuant to the Agreement, Mr. Davis will also be paid a one-time cash bonus equal to $15,000 in connection with his commencement of employment. The Agreement also provides that Mr. Davis is eligible to participate in the health and welfare benefit plans and programs maintained by the Company for the benefit of its employees.

Pursuant to the Agreement, if Mr. Davis’ employment is terminated by the Company without cause (as defined in the Agreement) or by Mr. Davis for good reason (as defined in the Agreement), then, he will receive (i) the accrued and unpaid portion of his base salary, and accrued and unused vacation benefits, earned through the date of termination; and (ii) subject to delivering a signed release and allowing such release to become effective, (A) severance in an amount equal to nine months’ base salary, paid as if he was still employed during such 9-month period, and (B) reimbursement for up to nine (9) months of monthly COBRA premiums. If the termination of employment described in this paragraph occurs within the three months prior or thirteen months immediately following the effective date of a change in control (as defined in the Plan), the Company will also accelerate the vesting of any unvested portion of the Options.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

The Company also entered into its standard form of indemnification agreement with Mr. Davis, which will require the Company to indemnify Mr. Davis against certain liabilities that may arise as a result of his status or service as an executive officer of the Company. The description of the Company’s standard form of indemnification agreement is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2025.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release regarding the matters described in this report has been furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Employment Agreement, effective from June 9, 2025, between FibroBiologics, Inc. and Jason D. Davis
Exhibit 99.1	Press Release
Exhibit 104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 9, 2025	FibroBiologics, Inc.

	By:	/s/ Pete O’Heeron
	Name:	Pete O’Heeron
	Title:	Chief Executive Officer